Exhibit 99.1

Safety Shot Provides Update on Litigation

JUPITER, FLORIDA, December 5, 2023 – Safety Shot, Inc. (NASDAQ: SHOT) (“SHOT” or the “Company”), makers of the first patented beverage on Earth that helps people feel better faster by reducing blood alcohol content and boosting clarity is providing a litigation update to the market regarding its newly filed lawsuit against Capybara research.

On December 4th 2023, we filed a federal lawsuit in the United States District Court for the Southern District of New York against Capybara Research, a firm recently created and that enjoyed anonymity through various social media postings without any trail as to ownership while antagonizing our retail investment community by posting lewd and unprofessional graphics, intended to further embarrass the Company.

Today, after weeks of investigatory work by our counsel, as well as the cooperation of third parties, we wish to announce that our attorneys have been successful in identifying the person responsible for the malicious article and is now taking all steps necessary to add to the lawsuit the name of the individual, as well as his address, and to serve that individual.

Today we also announced that we also adding to our federal lawsuit the social media news outlet Benzinga for republishing, and continuing to republish the Capybara research and other false reports that continue to harm our retail investment community. We have also asked our new counsel to review all prior fundings the Company has done in order to determine whether they were done appropriately or if our rights have been violated.

“We are committed to legally pursue all short and distort campaigns against the Company as well as all media outlets that irresponsibly reported the false, misleading and defaming Capybara Report,” stated Brian S John, CEO.

The Company had previously announced that it retained known dilution funder combatant Mark R. Basile, Esq, and his Securities and RICO litigation firm, The Basile Law Firm P.C. to assist the Company in investigating and prosecuting all claims in defense of the Company and its retail investors.

About The Basile Law Firm P.C.

Mr. Basile, a former law professor, has battled dilution funding for the last 8 years. In 2021, his firm secured a landmark decision against a dilution funder that has set the standard to save hundreds of public companies’ tens of millions of dollars. Since that decision, his firm has vacated several federal trial court judgments and consequently many of the dilution funders have not filed suits against public companies in the last 18 months.

His firm is also pursuing several RICO actions against known dilution funders for the collection of unlawful debt and because of his actions, the Southern District of New York recently denied a toxic dilution funders’ motion to dismiss RICO claims. The firm has also published articles and advice for companies that believe they may be victims of unlawful dilution, counterfeit shares and market manipulation by brokers, investment relation firms and short-sellers, a summary of which can be found at: https://www.thebasilelawfirm.com/blog

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About Safety Shot, Inc.

Safety Shot, a wellness and functional beverage company, is set to launch Safety Shot, the first patented beverage on Earth that helps people feel better faster by reducing blood alcohol content and boosting clarity. Safety Shot will be available for retail purchase in the first week of December 2023 at www.DrinkSafetyShot.com and www.Amazon.com. The Company plans to launch business-to-business sales of Safety Shot to distributors, retailers, restaurants, and bars in the first quarter of 2024. Safety Shot plans to spin off legacy assets from its Jupiter Wellness business to unlock value for shareholders.

Forward Looking Statements

This communication contains forward-looking statements regarding Safety Shot, including, the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond Safety Shot’s control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Safety Shot and, including those described from time to time under the caption “Risk Factors” and elsewhere in Safety Shot’s Securities and Exchange Commission (SEC) filings and reports, including Safety Shot’s Annual Report on Form 10-K for the year ended December 31, 2023 and future filings and reports by Safety Shot. Moreover, other risks and uncertainties of which the combined company is not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Safety Shot on its website or otherwise. Safety Shot undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Media Contact:

Phone: 904-477-2306

Email: Emily@PanatelidesPR.com

Investor Contact:

Phone: 561-244-7100

Email: investors@safetyshotholdings.com

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